UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
___________________________________

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 15, 2009

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

6073 Hwy 281 South
Mineral Wells, Texas 76067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (940) 445-0698

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition

The Company was unable to file its Annual Report on Form 10-K for the year ended December 31, 2008 (“Form 10-K”) on or before the fifteenth calendar day following the prescribed due date or April 15, 2009.  Previously, the Company disclosed that the delay in filing the Form 10-K was because of recent activities and complications encountered in coordinating the required disclosures for oil and gas producing activities in accordance with SFAS 69, “Disclosures about Oil and Gas Producing Activities”.

The Company has been in the process of implementing a new engineering reserve software program and converting all of the information from the previous system.  Additionally, the Company has recently completed a detailed accounting and audit of its oil and gas producing assets, leases and wells.  As a result of this process, the Company has successfully captured information for the required external reporting as well as internal management reporting in order to manage the business more efficiently and effectively.  The new system will allow the Company to monitor its assets including reserves, oil and gas wells and leases in a real time environment.

The Company has completed all of the required information and is working with the registered independent public accounting firm in order to finalize the Form 10-K and submit the filing on or before April 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENERGY PRODUCTION, INC.

Date: April 16, 2009	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer